UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events and Required FD Disclosure.

On September 22, 2005, Nektar Therapeutics announced an offering of $275 million aggregate principal amount of its 3.25% convertible subordinated notes due in 2012 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The offering is expected to close on September 28, 2005, subject to customary closing conditions. Nektar has also granted the initial purchasers an option to purchase up to an additional $40 million in principal amount of notes to cover over-allotments.

Nektar’s press release, dated September 22, 2005, titled “Nektar Therapeutics Announces Private Offering of Convertible Subordinated Notes” is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release titled “Nektar Therapeutics Announces Private Offering of Convertible Subordinated Notes.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan Elam
Nevan Elam
Senior Vice President Corporate Operations and General Counsel

Date:	September 23, 2005